As filed with the Securities and Exchange Commission on June 11, 2008.

Registration No. 333-113550

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0772104
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

120 Broadway, Suite 3350
New York, New York	10271
(Address of principal executive offices)	(Zip Code)

ACI Worldwide, Inc.
1999 Employee Stock Purchase Plan
(Full title of the plan)

Dennis P. Byrnes, Esq.

Senior Vice President, General Counsel and Secretary

ACI Worldwide, Inc.

224 South 108th Avenue

Omaha, Nebraska  68154

(402) 334-5101

(Name, address, telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 is being filed to file an updated Exhibit 3.1, Exhibit 4.1 and Exhibit 23 to the Registration Statements (as defined in Part II below).  The updated Exhibit 4.1 reflects an amendment to the ACI Worldwide, Inc. 1999 Employee Stock Purchase Plan (the “Plan”) adopted by the Registrant’s Board of Directors and approved by the stockholders of the Registrant at its 2007 Annual Meeting of Stockholders to extend the term of the Plan.  The term of the amended Plan commences May 1, 2008 and will continue until April 30, 2018, subject to earlier termination by the Board.  The Plan also reflects the change in Registrant’s name from “Transaction Systems Architects, Inc.” to “ACI Worldwide, Inc.” approved by the Registrant’s stockholders at its 2007 Annual Meeting of Stockholders.

PART II

Part II of the Registration Statements (No. 333-73027, No. 333-59630 and No. 333-113550) on Form S-8, filed by the Registrant with the Securities and Exchange Commission on February 26, 1999, April 27, 2001 and March 12, 2004, respectively (collectively, the “Registration Statements”), are hereby amended by adding the following amended exhibits.

Item 8	Exhibits

	3.1	Amended and Restated Certificate of Incorporation of Registrant (filed on July 30, 2007 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference)

	4.1 *	ACI Worldwide, Inc. 1999 Employee Stock Purchase Plan, as amended February 20, 2001, March 9, 2004, March 8, 2005 and July 24, 2007

	23 *	Consent of Independent Registered Public Accounting Firm

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 2 to the Form S-8 Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on June 11, 2008.

ACI WORLDWIDE, INC.

By:	/s/ Philip G. Heasley
Philip G. Heasley
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Form S-8 Registration Statements has been signed below by the following persons in the capacities indicated on date indicated.

Signature	Title	Date

/s/ Philip G. Heasley		June 11, 2008
Philip G. Heasley	President, Chief Executive Officer and Director
(Principal Executive Officer)
/s/ Scott W. Behrens
Scott W. Behrens	Vice President, Chief Accounting Officer and Controller	June 11, 2008
(Principal Financial Officer and Principal Accounting Officer)
/s/ Harlan F. Seymour
Harlan F. Seymour	Chairman of the Board and Director	June 11, 2008

/s/ Alfred R. Berkeley, III
Alfred R. Berkeley, III	Director	June 11, 2008

/s/ John D. Curtis
John D. Curtis	Director	June 11, 2008

/s/ John M. Shay, Jr.
John M. Shay, Jr.	Director	June 11, 2008

/s/ John E. Stokely
John E. Stokely	Director	June 11, 2008

/s/ Jan H. Suwinski
Jan H. Suwinski	Director	June 11, 2008

EXHIBIT INDEX

3.1	Amended and Restated Certificate of Incorporation of Registrant (filed on July 30, 2007 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference)

4.1 *	ACI Worldwide, Inc. 1999 Employee Stock Purchase Plan, as amended February 20, 2001, March 9, 2004, March 8, 2005 and July 24, 2007

23 *	Consent of Independent Registered Public Accounting Firm

*	Filed herewith.